NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY ANNOUNCES EXTENSION OF EXCHANGE OFFER FOR 10% SECOND LIEN SENIOR SECURED NOTES DUE 2021 AND 10% SECOND LIEN SENIOR SECURED PIK NOTES DUE 2021
LAFAYETTE, LA - May 26, 2017 - PetroQuest Energy, Inc. (NYSE: PQ) today announced that it has extended the expiration date of its offer to exchange (the “Exchange Offer”) (i) up to $14,177,000 of 10% Second Lien Senior Secured Notes due 2021 that have been registered under the Securities Act of 1933 for any and all outstanding $14,177,000 of 10% Second Lien Senior Secured Notes due 2021 that have not been registered under the Securities Act of 1933 (the “Secured Notes”), and (ii) up to $251,867,646 of 10% Second Lien Senior Secured PIK Notes due 2021 that have been registered under the Securities Act of 1933 for any and all outstanding $251,867,646 of 10% Second Lien Senior Secured PIK Notes due 2021 that have not been registered under the Securities Act of 1933 (the “Secured PIK Notes”). All other terms and conditions of the Exchange Offer, as described in the Company’s prospectus dated April 26, 2017 and the related letter of transmittal, remain unchanged.
The Exchange Offer will now expire at 5:00 p.m., New York City time, on June 2, 2017, unless further extended by the Company at its sole discretion. The Company has been advised by its exchange agent that as of 5:00 p.m., New York City time, on May 25, 2017, approximately $14,170,000 and $244,463,724 in aggregate principal amount of the outstanding Secured Notes and Secured PIK Notes (constituting approximately 99% and 97% of the principal amount of such outstanding Secured Notes and Secured PIK Notes), respectively, had been validly tendered for exchange. The Exchange Offer is being extended in order to provide holders of the Secured Notes and Secured PIK Notes, who have not yet tendered their notes for exchange, additional time to do so.
This news release is not an offer to buy or sell or the solicitation of an offer to buy or sell any of the securities described herein, nor shall there be any offer, solicitation or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Exchange Offer is being made only pursuant to the Exchange Offer documents that were distributed to holders of the Secured Notes and Secured PIK Notes, including the Company’s prospectus dated April 26, 2017 and the related letter of transmittal.
Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; our indebtedness and the significant amount of cash required to service our indebtedness; our estimate of the sufficiency of our existing capital sources, including availability under our new multi-draw term loan facility; our ability to post additional collateral to satisfy our offshore decommissioning obligations; our ability to execute our 2017 drilling and recompletion program as planned and to increase our production; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our multi-draw term loan facility and restrictive debt covenants; approximately 50% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; and our ability to continue to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.

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